Exhibit 23.1
PRICEWATERHOUSECOOPERS [LOGO]
                                             PricewaterhouseCoopers LLP
                                                      800 Market Street
                                                    St. Louis, MO 63101
                                               Telephone (314) 206-8500
                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch Companies, Inc. of our report dated February 3, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedule, which appears in such Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
    PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
May 16, 2003
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